PATIENT SAFETY TECHNOLOGIES, INC.
2009 STOCK OPTION PLAN
NOTICE OF GRANT OF OPTION

The Optionee named below is hereby granted an option (the "***Option***") to purchase certain shares of common stock ("***Stock***") of Patient Safety Technologies, Inc. (the "***Corporation***") pursuant to the Corporation's 2009 Stock Option Plan (the "***Plan***") as follows:

Optionee:	Brian E. Stewart
Date of Grant:	November 15, 2010
Number of Option Shares:	500,000
Exercise Price:	$0.80 per share
Type of Option:	Incentive Stock Option
Vesting Commencement Date:	June 24, 2010
Option Expiration Date:	November 15, 2020
Vested Shares:	Except as provided in the Option Agreement, the Number of Option Shares underlying this Option shall become vested and exercisable in accordance with the following schedule, provided that Optionee maintains continuous service with the Corporation through the applicable vesting date:

Vesting Date:	**Number of Shares Vested**
On June 24, 2010	125,000
On January, 24, 2010, and on the 24th day of each month thereafter, with the final vesting date occurring on April 24, 2014 (42 monthly installments)	8,928.571

By their signatures below, the Corporation and the Optionee agree that the Option is governed by the Plan, this Grant Notice and the Option Agreement which is attached to and made a part of this document. The Optionee acknowledges receipt of the Plan and the Option Agreement, represents that the Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions. Further, Optionee acknowledges and agrees that irrespective of Section 3(e)(i) of Optionee's employment agreement with the Corporation, the exercise price of this Option shall be the average trading price of the Corporations stock on the date of grant, but not less than $0.75.

PATIENT SAFETY TECHNOLOGIES, INC.	OPTIONEE
By: [signature]	[signature] Signature
Its: CFO	1-10-2011 Date
Address: 2 Venture Irvine, CA 92618	[illegible] Cavalleri Address Newport Coast, CA 92657

PATIENT SAFETY TECHNOLOGIES, INC.
2009 STOCK OPTION PLAN
OPTION AGREEMENT

Patient Safety Technologies, Inc. has granted to the Optionee named in the *Notice of Grant of Option* (the "***Grant Notice***") to which this Option Agreement (the "***Option Agreement***") is attached, an option (the "***Option***") pursuant to the Corporation's 2009 Stock Option Plan (the "***Plan***") to purchase certain shares of common stock of the Corporation ("***Stock***") upon the terms and conditions set forth in this Option Agreement, and the terms and conditions set forth in the Plan and the Grant Notice, which are incorporated into this Option Agreement by reference. By signing the Grant Notice, the Optionee: (a) acknowledges receipt of, and represents that the Optionee has read and is familiar with the terms and conditions of, the Plan, the Grant Notice and this Option Agreement, (b) accepts the Option subject to all of the terms and conditions of the Plan, the Grant Notice and this Option Agreement, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Corporation (the "**Board**") upon any questions arising under the Plan, Grant Notice and this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms not defined in this Option Agreement shall have the meanings defined in the Plan.

1. EXERCISE OF THE OPTION.

1.1 **Right to Exercise**. Except as otherwise provided herein, the Option shall be exercisable on and after the initial vesting date and prior to the termination of the Option (as provided in Section 3 in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 6 of the Plan.

1.2 **Method of Exercise**. The Option shall be exercised by written notice to the Corporation by the Optionee (or successor in the event of death) as such written notice may be amended by the Board from time to time. In the event the Option shall be exercisable by any person other than the Optionee, the required notice under this Section 1.2 shall be accompanied by appropriate proof of the right of such person to exercise the Option.

1.3 **Medium and Time of Payment**. The Option Exercise Price shall be payable in full on or before the Option exercise date by certified or bank cashier's check.

1.4 **Incentive Stock Options**. If designated in the Grant Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Option (as defined in the Plan). Nonetheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Non-Qualified Stock Option (as defined in the Plan).

1.5 **Tax Withholding**.

(a) ***Withholding Taxes***. Notwithstanding anything else to the contrary in this Option Agreement, the exercise of the Option shall be conditioned upon payment by Optionee in cash, or other provisions satisfactory to the Board, of all local, state, federal or other withholding taxes applicable, in the Board's judgment, to the exercise or to later disposition of Stock acquired upon exercise of the Option.

(b) ***Withholding in Securities***. The Corporation may, in its discretion, permit or require Optionee to satisfy all or any portion of the tax obligations related to the Option by deducting from the shares of Stock otherwise deliverable to Optionee in settlement of the Option a number of shares of Stock having a fair market value, as determined by the Corporation as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates. In the event that the Corporation determines that the tax obligations will not be satisfied by the method described above, Participant authorizes the designated plan administrator or any successor plan administrator, to sell a number of shares of Stock that are purchased under the Option, which the Corporation determines is sufficient to generate an amount that meets the tax obligations plus additional shares of Stock, as necessary. To account for rounding and market fluctuation, and to pay such tax withholding amounts to the Corporation. The shares of Stock may be sold as part of a block trade with other optionees of the Corporation in which all Optionees receive an average price. Any adverse consequences to Optionee resulting from the procedure permitted under this Section 1.5, including, without limitation, tax consequences, shall be the sole responsibility of Optionee.

(c) ***Notice of Disqualifying Disposition of Incentive Option Shares***. If the Option granted to Optionee herein is an Incentive Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Option on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Corporation in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Corporation on the compensation income recognized by the Optionee.

(d) ***Consultation***. Optionee hereby acknowledges that he or she understands that Optionee may suffer adverse tax consequences as a result of Optionee's exercise of the Option or disposition of the shares of Stock. Optionee hereby represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the exercise of the Option or disposition of the shares of Stock and that Optionee is not relying on the Corporation for any tax advice.

1.6 **Fractional Shares.** The Corporation shall not be required to issue fractional shares upon the exercise of the Option.

2. NONTRANSFERABILITY OF THE OPTION.

Options granted under this Option Agreement may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of the Optionee only by such Optionee. Any transfer in violation of this Section shall void the Option. No Option shall be pledged or hypothecated in any way, nor shall the Option be subject to execution, attachment or similar process.

3. TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Optionee's service as described in Section 5, or (c) a Capital Transaction to the extent provided in Section 6 of the Plan.

4. EFFECT OF TERMINATION OF SERVICE.

4.1 **Option Exercisability.** This Option shall become immediately vested and exercisable upon the occurrence of a Capital Transaction, as such term is defined in Optoinee's employment agreement with the Corporation, effective June 24, 2010 (the "***Employment Agreement***"). In the event a Capital Transaction does not occur, this Option terminate immediately if Optionee ceases to be employed by the Corporation, is no longer an officer or member of the Board and no longer performs services for the Corporation for any reason (collectively referred to as "***Services***") to the extent that it is then unvested and shall be exercisable after Optionee's termination of Service to the extent it is then vested only during the applicable time period as determined in Section 4.1(a) and (b) and thereafter shall terminate. Notwithstanding the foregoing, in the event of the Corporation's termination of Optionee without Cause or Optionee's resignation for Good Reason, as such terms are defined in the Employment Agreement, an aggregate of 1,000,000 shares underlying this Option and any other Option granted pursuant to the Employment Agreement shall become immediately vested and exercisable; provided, however, such 1,000,000 shares shall be offset by any Option shares granted under this Option and any other Option granted pursuant to the Employment Agreement that previously vested prior to Executive's termination without Cause or resignation for Good Reason.

(a) If Optionee ceases to perform Services for the Corporation for any reason (other than for "cause," as hereinafter defined, or such Optionee's death), any vested Option granted hereunder to Optionee shall expire three (3) months after the date the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "***Code***") or upon the date it expires by its terms, whichever is earlier. This Option shall expire as to any shares that have not vested in the Optionee as of the date of such termination. The Board shall, in its sole and absolute discretion, decide, using the provisions set forth in Treasury Regulations Section 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section. Notwithstanding the foregoing, in the event of the Corporation's termination of Optionee without Cause or Optionee's resignation for Good Reason (as defined in the Employment Agreement), Optionee shall have twelve (12) months to exercise any Options that are vested and exercisable as of Optonee's termination date (including any Options that are accelerated pursuant to the Employment Agreement); provided, that in no event shall any Option be exercisable after the Option Expiration Date.

(b) If Optionee ceases to performs Services for the Corporation, and such termination is as a result of "cause," as defined in the Employment Agreement, then all Options granted hereunder to such Optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such Optionee shall have no rights with respect to any unexercised Options. The Board shall have complete discretion and authority to determine whether the termination of the Optionee is for cause.

(c) ***Death of Optionee and Transfer of Option.*** In the event Optionee shall die, a vested Option may be exercised (subject to the condition that no Option shall be exercisable after its expiration and only to the extent that the Optionee's right to exercise such Option had accrued at the time of the Optionee's death) at any time within six months after the Optionee's death by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Any Option that has not vested in the Optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

4.2 **Extension if Exercise Prevented by Law.** Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 4.1 is prevented by the provisions of Section 7, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (b) the end of the applicable time period under Section 4.1, but in any event no later than the Option Expiration Date.

5. RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued (except to the extent, if any, provided in Section 6 of the Plan). If Optionee is an employee, Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between Corporation and Optionee, Optionee's employment is "at will" and is for no specified term. Nothing in this Option Agreement shall confer upon Optionee any right to continue in the service of the Corporation or interfere in any way with any right of the Corporation to terminate Optionee's service as a director, an employee or consultant, as the case may be, at any time.

6. RESTRICTIVE LEGENDS.

The certificates representing the Stock issued upon exercise of the Options granted pursuant to this Option Agreement will bear any legends required by applicable securities laws as determined by the Board.

7. SECURITIES LAWS COMPLIANCE.

Notwithstanding anything contained herein, the Corporation shall not be obligated to sell, issue or effect any transfer of any Stock unless (i) such grant, sale, issuance or transfer is at such time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Act"), (ii) the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Stock may then be listed and (iii) the grant, sale and/or issuance complies with all other applicable laws, regulations, rules and orders which may then be in effect. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or qualification under any applicable state securities law.

8. MISCELLANEOUS PROVISIONS.

8.1 **Termination or Amendment**. The Board may terminate or amend the Option at any time; provided, however, that except as provided in Section 6 of the Plan in connection with a Capital Transaction, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Option Agreement shall be effective unless in writing.

8.2 **Compliance with Section 409A**. The Corporation intends that income realized by Optionee pursuant to this Option Agreement will not be subject to taxation under Section 409A of the Code. The provisions of this Option Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Corporation, in its reasonable discretion, may amend (including retroactively) the Option Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate Optionee's ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Corporation of any particular tax result for income realized by Optionee pursuant to this Option Agreement. In any event, the Corporation shall be responsible for the payment of any applicable taxes on income realized by Optionee pursuant to this Option Agreement.

8.3 **Binding Effect**. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.4 **Integrated Agreement**. The Plan, Grant Notice and this Option Agreement, together with any employment, service or other agreement with Optionee and Corporation referring to the Option, shall constitute the entire understanding and agreement of Optionee and the Corporation with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among Optionee and the Corporation with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Plan, the Grant Notice and the Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

8.5 **Applicable Law**. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

8.6 **Counterparts**. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7 **Construction**. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

Optionee: ______________________

Date: ______________________

STOCK OPTION EXERCISE NOTICE

PATIENT SAFETY TECHNOLOGIES, INC.
Attention: ______________
____
____

Ladies and Gentlemen:

1. **Option**. I was granted an option (the "***Option***") to purchase shares of the common stock (the "***Shares***") of Patient Safety Technologies, Inc. (the "***Corporation***") pursuant to the Corporation's 2009 Stock Option Plan (the "***Plan***"), my Notice of Grant of Stock Option (the "***Grant Notice***") and my Option Agreement (the "***Option Agreement***") as follows:

Date of Grant:	______________
Number of Option Shares:	______________
Exercise Price per Share:	$______________

2. **Exercise of Option**. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares, in accordance with the Grant Notice and the Option Agreement:

Total Shares Purchased:	______________
Total Exercise Price	$______________

3. **Payments**. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	$______________
Check:	$______________
Other:	______________ (requires Board approval)

4. **Tax Withholding**.

I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Corporation, if any, in connection with the Option.

I enclose payment in full of my withholding taxes, as follows:

Other (explain) ______________________ (requires Board approval)

(Contact Plan Administrator for amount of tax due.)

Cash:	$______________
Check:	$______________